Exhibit 10.73

NOTICE

THIS DOCUMENT IS TO BE READ IN CONJUNCTION WITH THE LOAN AGREEMENT (TF) AND THE SECURITY AGREEMENT, WHICH ARE INTERRELATED, UNLESS ALL THREE DOCUMENTS ARE DULY EXECUTED BY ALL PARTIES, NONE OF THESE DOCUMENTS SHALL BE DEEMED VALID OR ENFORCEABLE.

PROMISSORY NOTE (TF)

$25,000,000	As of November 3, 2002

FOR VALUE RECEIVED, THE NOTTAWASEPPI HURON BAND OF POTAWATOMI (a.k.a. Huron Potawatomi, Inc) a federally recognized Indian Tribe (“Borrower”) located in the State of Michigan exercising all inherent governmental powers, fiscal authority and tribal sovereignty promises to pay to the order of Gaming Entertainment (Michigan), LLC (“Lender”), a Delaware limited liability company or its successors or assigns with its principal place of business at c/o Full House Resorts, Inc., 4670 South Fort Apache Road, Suite 190, Las Vegas, Nevada 89147 the outstanding balance of advances made by the Lender up to the sum of Twenty-Five Million Dollars ($25,000,000) together with interest at the rate set forth below until the principal sum shall be fully repaid. Each advance shall be made by Lender to the Borrower in accordance with Section 6 of the Loan Agreement (TF) and Section 3.1.7 of the Temporary Gaming Facility Management Agreement (hereinafter the “TF Management Agreement”).

Commencing upon the twentieth (20th) day of the first full month following the Commencement Date (TF) and on the 20th day of each month thereafter, in accordance with the terms of Section 6 of the TF Management Agreement and Section 3 of the Loan Agreement (TF), interest upon and a portion of the outstanding principal balance on this Promissory Note (hereinafter the “Note”) shall be due and payable. Notwithstanding the foregoing, the failure to make such payment due to insufficient Net Revenues shall not constitute an Event of Default. The source of payment and security for the obligations of the Borrower under this Note shall be governed by the Loan Agreement (TF) and by the Security Agreement.

The principal amount of the Note will be the sum of all the actual advances made pursuant to the TF Management Agreement and all documents executed in accordance therewith. The outstanding principal balance of this Note shall bear interest at a rate of interest equal to the agreed upon rate set out in Section 3.2 of the Loan Agreement (TF). Upon occurrence of any uncured Event of Default, interest shall accrue at the rate set forth in Section 3.3 of the Loan Agreement (TF). This Note is issued pursuant to the Loan Agreement (TF) and is entitled to the benefits thereof. Unless otherwise defined, all capitalized terms used herein shall have the same meaning provided in the Loan Agreement (TF) and TF Management Agreement. The terms, covenants and conditions of the Loan Agreement and the TF Management Agreement are hereby made a part of this Note to the extent and with the same effect as if fully set forth herein, and the

Borrower does hereby covenant and promise to abide and comply with each and every term, covenant and condition set forth in this Note, the Loan Agreement (TF) and the TF Management Agreement.

All advances shall be made in accordance with the terms of the Loan Agreement (TF) and the TF Management Agreement. The Lender shall make notations on the schedule attached hereto as Schedule A of all advances made to the Borrower and with each such notation, Lender shall send Borrower a copy of such notation which Borrower shall then promptly acknowledge in writing to Lender and in the absence of manifest error shall be rebuttable presumptive evidence as to the outstanding principal amount of all advances hereunder, provided, however, that the failure to make such notation shall not limit or otherwise affect or diminish the obligations of the Borrower.

No failure or delay on the part of Lender in exercising any right, power or privilege under this Note and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall, any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege that Lender would otherwise have. No notice to, or demand on, the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

This Note shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to conflicts of law principles).

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the date first above written.

NOTTAWASEPPI HURON BAND OF POTAWATOMI (a.k.a. Huron Potawatomi, Inc), a Federally Recognized Indian Tribe

By:	/s/ Gilbert Holliday
Name:	Gilbert Holliday
Title:	Acting Tribal Chairman

2